As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-282294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5 to

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WF HOLDING LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Lot 3893, Jalan 4D

Kg. Baru Subang

Seksyen U6, 40150 Shah Alam, Selangor, Malaysia
60-378471828

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Mark E. Crone, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (this “Amendment”) to the Registration Statement on Form F-1 of WF Holding Limited (File No. 333-282294) (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II, Item 8 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Amendment No. 4 to the Registration Statement on Form F-1/A filed on February 11, 2025)
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed on September 23, 2024)
5.1	Opinion of Ogier regarding the legality of the ordinary shares (incorporated by reference to Exhibit 5.1 to Amendment No. 4 to the Registration Statement on Form F-1/A filed on February 11, 2025)
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2	Opinion of Halim Hong & Quek regarding certain Malaysian tax matters (included in Exhibit 99.1)
10.1	Share Sale and Purchase Agreement, dated May 23, 2023, among Chee Hoong Lew, Yew Chean Lim, Chee Song Lew and WF Holding Limited (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.2	Sale and Purchase Agreement, dated July 9, 2007, between Ng Kim Ban and Win-Fung Fibreglass Sdn. Bhd (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.3	Asset Sale Agreement, dated July 23, 2020, between Win-Fung Fibreglass Sdn. Bhd and Maybank Islamic Sdn Bhd (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.4	Letter of Guarantee, dated July 27,2020, between Chee Hoong Lew, Yew Chean Lim and Maybank Islamic Sdn Bhd. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.5	Master Facility Agreement, dated August 17, 2020, between Win-Fung Fibreglass Sdn. Bhd and Maybank Islamic Sdn Bhd (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.6	Letters of Guarantee, dated July 27, 2020, between Chee Hoong Lew, Yew Chean Lim and Maybank Islamic Sdn Bhd. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.7	Letter of Subordination of Director’s Advances, dated February 5, 2021, between Chee Hoong Lew, Yew Chean Lim, Wai Boon Law and Maybank Islamic Sdn Bhd. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.8	Tenancy Agreement, dated April 1, 2018, between Win-Fung Fibreglass Sdn. Bhd and Flakeshield Sdn Bhd (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.9	Extension Letter, dated January 23, 2021, between Win-Fung Fibreglass Sdn. Bhd and Flakeshield Sdn Bhd (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.10	Extension Letter, dated March 1, 2024, between Win-Fung Fibreglass Sdn. Bhd and Flakeshield Sdn Bhd (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.11	Tenancy Agreement, dated March 1, 2019, between Win-Fung Fibreglass Sdn. Bhd and Win Fung Prop Sdn Bhd (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.12	Extension Letter, dated January 5, 2021, between Win-Fung Fibreglass Sdn. Bhd and Win Fung Prop Sdn Bhd (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.13	Termination Letter, dated November 1, 2023, between Win-Fung Fibreglass Sdn. Bhd and Win Fung Prop Sdn Bhd (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.14	Tenancy Agreement, dated December 1, 2023, between Win-Fung Fibreglass Sdn. Bhd and Lew Chee Hoong (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.15†	Form of Employment Agreement between the registrant and its executive officers (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-1 filed on September 23, 2024)
10.16	Form of Director Agreement between the registrant and its independent directors (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form F-1/A filed on October 31, 2024)

10.17	Form of Indemnification Agreement between the registrant and its directors and executive officers (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-1 filed on September 23, 2024)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-1 filed on September 23, 2024)
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Registration Statement on Form F-1 filed on September 23, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 filed on September 23, 2024)
23.1	Consent of Onestop Assurance PAC
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Halim Hong & Quek (included in Exhibit 99.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1

Opinion of Halim Hong & Quek regarding certain Malaysian law matters (incorporated by reference to Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form F-1/A filed on February 11, 2025)

99.2	Consent of Chee Leong Lee (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 filed on September 23, 2024)
99.3	Consent of Chee Hoong Lim (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 filed on September 23, 2024)
99.4	Consent of Choon Hann Lua (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 filed on September 23, 2024)
99.5	Consent of Protégé Associates (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 filed on September 23, 2024)
99.6	Clawback Policy (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 filed on September 23, 2024)
99.7	Representation under Item 8.A.4 of Form 20-F (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form F-1 filed on January 13, 2025)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to Amendment No. 2 to the Registration Statement on Form F-1/A filed on November 15, 2024)

†	Executive Compensation Plan or Agreement

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shah Alam, Malaysia on March 20, 2025.

WF HOLDING LIMITED

By:	/s/ Chee Hoong Lew
Name:	Chee Hoong Lew
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chee Hoong Lew	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Chee Hoong Lew

*	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2025
(Charis) Phei Yen Ho

*	Director	March 20, 2025
Wah Chee Lim

* By:	/s/ Chee Hoong Lew
Chee Hoong Lew
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of WF Holding Limited has signed this registration statement or amendment thereto in New York on March 20, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President